Exhibit 99.1

PRELIMINARY – SUBJECT TO COMPLETION, DATED MAY 7, 2021

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ««« EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021.

PERIDOT ACQUISITION CORP.	INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:

https://www.cstproxy.com/peridotspac/sm2021

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY	Please mark your votes like this

The Board of Directors recommends a FOR vote of proposals 1,2, 3, 4, 5, 6, 7 & 8

PROPOSAL 1. The Business Combination Proposal—to consider and vote upon a proposal to approve and adopt the Business Combination.	For ☐	Against ☐	Abstain ☐

PROPOSAL 2.

The Continuance Proposal—to consider and vote upon a proposal to approve the Continuance, and in connection therewith, the adoption of the articles and bylaws of Peridot Ontario following the completion of the Continuance.

	For ☐	Against ☐	Abstain ☐

PROPOSAL 3. The Amalgamation Proposal—to consider and vote upon a proposal to approve the Amalgamation as part of the plan of arrangement.	For ☐	Against ☐	Abstain ☐

PROPOSAL 4.

The Governing Documents Proposal—to consider and vote upon a proposal to approve and adopt the Amalco Governing Documents for purposes of the articles and by-laws of Amalco following the completion of the Amalgamation.

	For ☐	Against ☐	Abstain ☐

SUBPROPOSALS 4A-4F.

In addition to voting on the adoption of the Amalco Governing Documents in their entirety as stated above, this proposal is separated into sub-proposals for shareholders to consider and vote upon the below material aspects of the Amalco Governing Documents that do not appear in, or are different from, our amended and restated memorandum and articles of association. You may vote FOR all of the sub-proposals by checking the box to the right marked “FOR ALL”. If you wish to vote AGAINST or ABSTAIN on any individual sub-proposal, please check the box to the right marked “FOR ALL EXCEPT” and write the number(s) of the sub-proposal(s) you wish to vote AGAINST or ABSTAIN on the lines to the right.

For All ☐ For All Except ☐

Against: Abstain:

4A. To establish the authorized capital of Amalco to consist of an unlimited number of common shares and an unlimited number of preferred shares, issuable in series.

4B. To declassify the board of directors with the result being that each director will be elected annually for a term of one year.

4C. To reduce the requisite quorum for a meeting of shareholders from a majority of votes to 33 1/3% of the shares entitled to vote at such meeting.

4D. To include an advance notice provision that requires a nominating shareholder to provide notice to Amalco in advance of a meeting of shareholders should such nominating shareholder wish to nominate a person for election to the board of directors.

4E. To include a forum selection provision whereby, subject to limited exceptions, the Superior Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom will be the sole and exclusive forum for certain shareholder litigation matters.

4F. The proposed Amalco Governing Documents would not include provisions relating to the Class B Shares, the IPO, the Sponsors, the Business Combination and other related matters.

PROPOSAL 5.

The Share Issuance Proposal—to consider and vote upon a proposal to approve, for purposes of complying with the New York Stock Exchange, the issuance of more than 20% of the current total issued and outstanding Amalco Shares;

	For ☐	Against ☐	Abstain ☐

PROPOSAL 6. The Incentive Plan Proposal—to consider and vote upon a proposal to approve and adopt the equity incentive plan of Amalco, which we refer to as the Incentive Plan.	For ☐	Against ☐	Abstain ☐

PROPOSAL 7. The ESPP Proposal—to consider and vote upon a proposal to approve and adopt the employee share purchase plan, which we refer to as the ESPP.	For ☐	Against ☐	Abstain ☐

PROPOSAL 8.

The Adjournment Proposal—to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.

For ☐	Against ☐	Abstain ☐

CONTROL NUMBER

Signature                                                                          Signature, if held jointly                                                                      Date                        , 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the

Extraordinary General Meeting of Shareholders to be held

on    , 2021,    Eastern Time

To view the Proxy Statement, please go to:

http://www.cstproxy.com/peridotspac/sm2021

PROXY	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PERIDOT ACQUISITION CORP.

PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF

SHAREHOLDERS TO BE HELD ON    , 2021    Eastern Time

The undersigned hereby appoints                and                , and each of them (with full power to act alone), the attorneys-in-fact and proxies of the undersigned, with full power of substitution to each, to vote all shares, of Peridot Acquisition Corp., registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO SUCH DIRECTION IS MADE, THE PROXIES WILL HAVE AUTHORITY TO “FOR” PROPOSAL 1, THE BUSINESS COMBINATION PROPOSAL, “FOR” PROPOSAL 2, THE CONTINUANCE PROPOSAL, “FOR” PROPOSAL 3, THE AMALGAMATION PROPOSAL, “FOR” PROPOSAL 4, THE GOVERNING DOCUMENTS PROPOSAL, “FOR” SUB-PROPOSALS 4A through 4F, “FOR” PROPOSAL 5, THE SHARE ISSUANCE PROPOSAL, “FOR” PROPOSAL 6, THE INCENTIVE PLAN PROPOSAL, “FOR” PROPOSAL 7, THE ESPP PROPOSAL AND “FOR” PROPOSAL 8, THE ADJOURNMENT PROPOSAL, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPOERLY COME BEFORE THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)